Exhibit 99.1

CBRL GROUP, INC.                                                                                                                                                                                                                                              POST OFFICE BOX 787
                                                                                                                                                                                                                                                                                         LEBANON, TENNESSEE
                                                                                                                                                                                                                                                                                                                  37088-0787

C B R L  G R O U P,  I N C.

Investor Contact: Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:  Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP TO REDEEM OUTSTANDING NOTES

LEBANON, Tenn. - April 25, 2007 - CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) announced today that it has directed the trustee of its outstanding Liquid Yield Option Notes due 2032 (Zero Coupon - Senior) (Cusip Nos. 12489VAB2 and 12489VAA4) (the “Existing Notes”) to send to all holders of Existing Notes notice that the Existing Notes will be redeemed on or about June 4, 2007 (the “Redemption Date”). The trustee has been instructed to send the redemption notice not later than May 4, 2007.

As of today, there are $422,030,000 in principal amount at maturity of Existing Notes outstanding and the aggregate redemption price will be approximately $201 million, assuming that no holders of Existing Notes either convert their notes into common stock or exchange Existing Notes pursuant to the Company’s pending exchange offer. At any time up to two business days prior to the Redemption Date, holders of Existing Notes can convert Existing Notes into the Company’s common stock at the rate of 10.8584 shares of common stock per $1,000 in principal amount at maturity of Existing Notes. Also, at any time prior to 5:00 p.m. on April 30, 2007, holders of Existing Notes can exchange all or a portion of their Existing Notes for an equal amount of a new issue of Zero Coupon Senior Convertible Notes due 2032 (Cusip No. 12489VAC0) (the “New Notes”) plus an exchange fee (the “Exchange Offer”). The Company will pay the redemption price of the Existing Notes through a draw on its existing delayed-draw term loan facility and cash on hand.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. There shall not be any issuance of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such state.

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CBRL to Redeem Outstanding Notes

April 25, 2007

Availability of Certain Important Information
A Form T-3 Application for Qualification of Indenture (the “T-3”) (File No. 022-28834) covering the New Notes was filed with the Securities and Exchange Commission (“SEC”) and has been declared effective. Also, in connection with the Exchange Offer, the Company has filed with the SEC Tender Offer Statements on Schedule TO. The T-3 and the Tender Offer Statements and any documents filed in connection with the Exchange Offer contain important information. The Company recommends that holders of Existing Notes read these documents carefully before deciding whether to participate in the Exchange Offer. Holders of Existing Notes and other interested parties may obtain a free copy of these and other relevant documents at the SEC's website, sec.gov, at the Company’s website, cbrlgroup.com, or from CBRL Group, Inc. at 305 Hartmann Drive, P.O. Box 787, Lebanon, Tennessee 37088-0787, Attn: General Counsel. Additional information concerning the terms of the Exchange Offer and copies of the exchange circular and other documents relating to the Exchange Offer may be obtained from the information agent. The information agent is:

Global Bondholder Services Corporation
65 Broadway - Suite 704
New York, NY 10006
Attn: Corporate Actions
Telephone: (212) 430-3774 (Banks and Brokers)
(866) 470-4300

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 557 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

Cautionary Statement Regarding Forward Looking Information
Certain matters discussed in this news release are not historical facts but are forward-looking statements regarding the Company’s intention to redeem the Existing Notes and implement the Exchange Offer and other financing initiatives. The Company’s ability to complete the redemption of the Existing Notes and the Exchange Offer and, thereafter, complete the redemption and refinancing, and remaining authorized share repurchases will depend, among other things, on market conditions, and there can be no assurance that the Company will complete these initiatives on the anticipated terms or at all. Risks and uncertainties related to the Company’s business are discussed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended July 28, 2006 and Quarterly Reports on Form 10-Q for the quarters ended October 27, 2006 and January 26, 2007. The Company undertakes no obligation to update forward-looking statements.

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